CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated September 1, 2000, relating to the audited financial statements for period from inception (August 1, 2000) to August 31, 2000 in a registration statement on SB-2 of Knightsbridge Investments, Inc. to be filed with the Securities and Exchange Commission.



September 6, 2000



                                     /s/Thomas Monahan
                                     ------------------
                                     Thomas Monahan CPA